EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18969) of ONTRACK Data International, Inc. of our report dated February 4, 1998 appearing on page F-3 of this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 19, 1999